Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2019, in Amendment No. 2 to the Registration Statement (No. 333-231796) on Form F-1 and related Prospectus of Linx S.A.

/s/ Ernst & Young Auditores Independentes S.S.

Sao Paulo, Brazil

June 19, 2019